NeoMedia Technologies, Inc.



                                  Exhibit 10.46



     Master Lease Between William E. Fritz and NeoMedia Technologies, Inc.
                             Dated November 6, 1996

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                                  MASTER LEASE
                                  ------------


This Master Lease Agreement ("Master Lease") dated November 6, 1996 is between William E. Fritz ("Lessor") and NeoMedia Technologies, Inc. ("Lessee"), a Delaware corporation.

Lessee wants from time to time to lease from Lessor personal property to be described in one or more Schedules of leased equipment. Lessor is willing to lease such personal property to Lessee at the rent, for the term and upon the conditions stated. Any present and future Schedules executed by Lessor and Lessee which are identified as being a part of this Master Lease, shall be deemed to incorporate by reference all the terms and conditions of this Master Lease except as provided in any such Schedule. In the event of a conflict between this Master Lease and any Schedule, the provisions of such Schedule shall control.

     1. EQUIPMENT LEASED AND TERM. This Master Lease shall cover such personal property as is described in any Schedule executed by or pursuant to the authority of Lessee, accepted by Lessor in writing and identified as a part of this Master Lease (which personal property with all replacement parts, additions, repairs, accessions and accessories incorporated in and/or affixed to the personal property is referred to as the "Equipment"). Lessor leases to Lessee and Lessee hires and takes from Lessor, upon and subject to the covenants and conditions of this Master Lease, the Equipment described in any Schedule. The term and rental of the Master Lease with respect to any item of Equipment shall be for the period as set forth in the Schedule (the "Initial Lease Term").

     2. RENT. The aggegate rent payable with respect to each item of Equipment shall be in the amount shown with respect to such item on the Schedule. Lessee shall pay to Lessor the aggregate rental for each item of Equipment for the full period and term for which the Equipment is leased, such rental to be payable at such times and in such amounts for each item of Equipment as shown in the applicable Schedule.

     3. PURCHASE AND ACCEPTANCE. Lessee requests Lessor to acquire all scheduled Equipment pursuant to an assignment of Lessee's purchase order(s) for the Equipment. Delivery of each item of Equipment shall be deemed complete upon the acceptance date ("Acceptance Date") stated in the Schedule for each item of Equipment. LESSOR SHALL NOT BE LIABLE FOR LOSS OR DAMAGE OR FOR THE DELAY OR FAILURE OF ANY SUPPLIER OF THE EQUIPMENT ("SELLER") TO FILL OR DELIVER THE ORDER FOR ANY ITEM OF EQUIPMENT. THE LESSEE REPRESENTS THAT LESSEE HAS SELECTED BOTH THE EQUIPMENT LISTED IN ANY SCHEDULE AND THE EQUIPMENT SELLER BEFORE HAVING REQUESTED LESSOR TO ACQUIRE SAME FOR LEASING TO LESSEE.

     4. NON-CANCELABLE LEASE. THIS MASTER LEASE IS NON-CANCELABLE. When Lessee signs and delivers a Certificate of Acceptance for the Equipment, its obligations to pay all rent for the Initial Lease Term and other amounts when due for the Equipment and otherwise to perform as required under this Master Lease are unconditional,

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     irrevocable and independent. These obligations are not subject to cancellation, termination, modification, repudiation, excuse or substitution by Lessee. Lessee is not entitled to any abatement, reduction, offset, defense or counterclaim with respect to these obligations for any reason whatsoever, whether arising out of default or other claims against Lessor or the manufacturer or supplier of the Fquipment, defects in or damage to the Equipment, its loss or destruction or otherwise.

     5. DISCLAIMER OF WARRANTIES BY LESSOR; RIGHTS OF LESSEE. LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS-IS". UNDER NO CIRCUMSTANCES SHALL LESSOR BE RESPONSIBLE; FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS MASTER LEASE AND/OR THE EQUIPMENT. LESSEE MAY COMMUNICATE WITH THE SELLER AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF THOSE RIGTHS, PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES.

     6. CLAIMS AGAINST SELLER: SELLER NOT AN AGENT OF LESSOR. If the Equipment is not properly installed, does not operate as represented or warranted by the Seller or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against the Seller and shall nevertheless pay Lessor all rent payable under this Master Lease. Lessor agrees to assign to Lessee, solely for the purpose of making and prosecuting any such claim, any rights it may have against the Seller for breach of warranty or representation respecting the Equipment. Notwithstanding any fees that must be paid to Seller or any agent of Seller, Lessee understands and agrees that neither the Seller nor any agent or employee of the Seller is an agent or employee of the Lessor and that neither the Seller nor its agent or employee is authorized to waive or alter any term or condition of this Master Lease.

     7. TITLE; LOCATION OF THE EQUIPMENT: EQUIPMENT IS PERSONAL PROPERTY; TERMINATION. Title to the Equipment is in the Lessor and under no circumstances shall pass to Lessee. The Equipment shall be kept at Lessee's address indicated in the applicable Schedule and may be removed without the prior written consent of Lessor. LESSEE FURTHER COVENANTS AND AGREES THAT THE EQUIPMENT IS, AND WILL AT ALL TIMES BE AND REMAIN, PERSONAL PROPERTY. At each scheduled termination date, or upon Lessee's default, Lessee, at its own expense, shall assemble and deliver the Equipment to Lessor at the location designated by Lessor, in good order and repair, ordinary wear and tear excepted. Lessee shall give Lessor 90 days written notice prior to each scheduled termination date, that it is returning the Equipment.

     8. NO ASSIGNMENT BY LESSEE: ASSIGNMENT BY LESSOR. THIS MASTER LEASE SHALL NOT BE ASSIGNED BY LESSEE, NOR SHALL ANY OF THE EQUIPMENT BE SUBLEASED BY LESSEE WITHOUT THE PRIOR

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     WRITTEN CONSENT OF LESSOR. Lessor may at any time sell or assign to any bank, or financial institution, or any person, firm, or corporation all or part of its right, title and interest in and to this Master Lease and in and to each item of Equipment and monies to become due to the Lessor, and Lessor may grant security interests in the Equipment, subject to the Lessee's rights as set forth in this Master Lease, and in such events, all the provisions of this Master Lease for the benefit of Lessor shall inure to the benefit of and be exercised by or on behalf of such assignee, but the assignee, shall not be liable for or be required to perform any of Lessor's obligations to Lessee. All rental payments due and to become due under this Master Lease and assigned by Lessor shall be paid directly to assignee, upon written notice of such assignment to Lessee. The right of the assignee to the payment of assigned rentals and performance of all Lessee's obligations and to exercise any other of Lessor's rights shall not be subject to any defense, counterclaim or setoff which the Lessee may have or assert against the Lessor. Lessee agrees that it will not assert any such defenses, setoffs, counterclaims and claims against the assignee.

     9. CASUALTY AND LIABILITY INSURANCE, RISK OF LOSS, DAMAGE OR DESTRUCTION. Lessee shall keep all Equipment insured against loss by fire, theft and all other hazards (comprehensive coverage) in such amounts as Lessor requires (but not less than the casualty value (the "Casualty Value") for such item indicated in the Casualty Value Table attached to the applicable Schedule). Lessee appoints Lessor Lessee's attorney in fact to endorse any loss payment or returned premium check and to make any claim under such insurance shall not be canceled except upon thirty days written notice respect to liability for personal injuries, damage to or loss of use of property resulting from the ownership, use and operation of the Equipment with insurers satisfactory to Lessor in amounts and against risks customarily insured against by the Lessee for equipment owned by it. All policies shall be endorsed with Lessor as a loss payee and additional insured and shall contain provisions (a) that such insurance is to Lessor at the address set forth under its name below and (b) that the interest of Lessor shall not be invalidated by any act of Lessee. The policies of insurance or any endorsement certificates shall be delivered to Lessor within 30 days after any scheduled Acceptance Date. In the event of loss, destruction or theft of, or damage to, any of the Equipment, Lessee will immediately notify Lessor. Upon Lessor's and any assignee's written consent, Lessee may act as a self-insurer in amounts acceptable to Lessor and any assignee.

     If Lessee defaults in obtaining any insurance to be provided, Lessor may, but is not required to, place such insurance. Any premiums paid by Lessor shall be additional rent payable on demand with interest at the highest legal rate from the date of payment. At Lessor's sole option, such amounts together with interest may be added to the lease balance to be paid by Lessee as additional monthly rent. NOTWITHSTANDING THE PROVISIONS OF THIS PARAGRAPH, LESSEE WILL HOLD LESSOR HARMLESS AGAINST ANY SUCH CLAIM OR LIABILITY (INCLUDING ATTORNEY'S FEES, COSTS AND EXPENSES FOR ANY DEFENSE) ARISING OUT OF THE OWNERSHIP, USE OR OPERATION OF THE EQUMMIENT


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     DURING THE PERIOD OF THIS MASTER LEASE AND UNTIL THE EQUIPMENT IS RETURNED
     TO AND ACCEPTED BY THE LESSOR.

     Lessee assumes and shall bear all risks of loss of, damage to or destruction of each item of Equipment, whether partial or complete. Except as provided in this Section 9, no such event shall relieve the Lessee of its obligation to pay the full rental payable for such item.

     If any item of Equipment is damaged (but not beyond economical repair), Lessee must promptly notify Lessor and, within 60 days of such damage, shall repair the item at its own expense and restore it to the same state and condition as required under the Master Lease. Lessee shall then be entitled to receive from Lessor or any assignee, any insurance proceeds received in connection with such damage.

     If any item of Equipment is destroyed, damaged beyond economical repair, lost or stolen, or taken by governmental action for a stated period extending beyond the Initial Lease Term for such item (an "Event of Loss"), Lessee must promptly notify Lessor and any assignee and pay to Lessor or the assignee, as the case may be, on the next rent payment date following the Event of Loss the Casualty Value of the item of Equipment. Upon such payment and provided no Event of Default as defined in Section 12 has occurred, Lessee's obligation to pay rent for such item of Equipment will cease and Lessee will be entitled to receive any insurance proceeds or other recovery received by the Lessor or assignee in connection with the Event of Loss.

     10. REPAIRS: USE: ALTERATION. Lessee, at its own expense, shall keep the Equipment maintained in good repair condition and working order; shall use the Equipment lawfully and shall not alter the Equipment without the Lessor's prior written consent. All items which become attached to or a part of the Equipment become the property of Lessor. Lessee will at all times during the Initial Lease Term of each Schedule maintain in force a maintenance agreement covering each item of Equipment with the manufacturer of the Equipment or such other party as is acceptable to Lessor. Lessor, or Lessor's assignee, shall keep the Equipment free and clear of all levies, liens and Lessee's normal business hours.

     11. LIENS AND TAXES. Lessee as its expense shall keep encumbrances. Lessee shall declare and pay all charges and taxes (local, state and federal) which may now or hereafter be imposed or levied upon the Master Lease, rental, operation, leasing, sale, ownership, possession or use of the Equipment excluding all taxes based upon income or gross receipts of Lessor. Upon the request of Lessor, Lessee shall provide evidence of such payment.

     12. DEFAULT. Any of the following shall constitute an event of default ("Event of Default") by Lessee: (a) Lessee fails to pay when due any scheduled rent or other amount required by this Master Lease; (b) Lessee breaches any covenant of this Master Lease or fails to promptly perform any of its terms or conditions, including but not limited to

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     return of the leased Equipment at the expiration of any scheduled lease term; (c) Lessee makes an assignment for the benefit of creditors; (d) a petition is filed by or against Lessee in bankruptcy or for the appointment of a receiver; (e) dissolution or suspension of Lessee's usual business;
     (f) Lessee makes a bulk transfer or sale of furniture furnishings, fixtures, or other equipment or inventory; (g) any representation, warranty, or signature made by Lessee in this Master Lease or related document is incorrect, fraudulent or breached; (h) Lessee defaults under the terms of any agreement or instrument relating to any lease or debt for borrowed money such that the Lessor accelerates the rent or the creditor declares the debt due before its maturity; or (i) Lessee or any guarantor gives Lessor reasonable cause to be insecure about Lessee's or guarantor's willingness or ability to perform the obligations under this Master Lease. Lessee covenants and agrees to give Lessor prompt notice upon the occurrence of an event of default, and the Lessee's failure to give such notice shall constitute a further event of default.

     13. LESSOR'S REMEDIES UPON DEFAULT BY LESSEE. Upon the occurrence of an event of default, Lessor without further notice may (i) recover from Lessee the Casualty Value of the Equipment together with any unpaid rent and (ii) regardless of whether such amounts are paid, take possession of any item or items or Equipment with or without process of law and at Lessor's option sell or lease at public auction or by private sale or otherwise dispose of such item or items of Equipment free and clear of any rights of Lessee and without any duty to account to Lessee except as expressly provided in this
     Section 13.

     If Lessee shall have paid the Casualty Value and unpaid rent referred to above and all other amounts owing under this Master Lease and any items of Equipment have been taken from Lessee, the proceeds of any reletting or sale (less all costs and expenses including attorney's fees) shall be paid to reimburse the Lessee for the Casualty Value up to the amount previously paid. Any surplus remaining after such payment will be retained by the Lessor.

     In addition, Lessor may exercise any other right or remedy available to Lessor at law or in equity including rights of setoff. Regardless of any sale or lease of the Equipment or any payment of the Casualty Value, Lessee will remain liable to Lessor for all damages as provided by law and for all costs and expenses incurred by Lessor including court costs and attorney's fees. No remedy under this Master Lease is intended to be exclusive, but each remedy shall be cumulative and in addition to any other remedy available at law or in equity.

     14. RENEWAL. If the Equipment is not delivered to Lessor at any scheduled termination date in accordance with paragraph 7, then the Initial Lease Term shall renew on a month to month basis upon the same terms and conditions, subject to the right of Lessor or Lessee to terminate the renewed term on 30 days written notice, in which event, the Equipment shall immediately be returned to Lessor.

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     15. LATE CHARGES. Without limiting Lessor's remedies above, if Lessee shall fail to pay any amount of rental or other payment for a period of ten days after its due date, Lessee agrees to pay Lessor a late charge of 5% of each such payment or installment with a minimum late charge being $10.00. This late charge shall be reassessed in each subsequent month that the rental or other payment remains unpaid.

     16. FINANCING STATEMENTS. THE LESSOR IS AUTHORIZED TO FILE A FINANCING STATEMENT IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE SIGNED BY LESSEE OR BY LESSOR, AS LESSEE'S ATTORNEY IN FACT.

     17. JURISDICTION: VENUE: SEVERABILITY. THIS AGREEMENT. STATE OF FLORIDA. LESSEE CONSENTS TO THE JURISDICTION OF THE COURTS OF FLORIDA. No provision which may be construed as unenforceable shall in any way invalidate any other provision, all of which shall remain in full force and effect.

     18. WARRANTIES BY LESSEE. Lessee warrants and represents that: (a) the Equipment is being leased for business purposes; (b) all signatures are genuine; (c) the person signing the Master Lease is authorized to do so;
     (d) if more than one Lessee is named, the liability of each is agreed to be joint and several; (e) the execution and performance of this Master Lease, each Schedule and related documents and the performance of the obligations they impose, do not violate any law and do not conflict with any agreement by which Lessee is bound, and that no consent or approval of any governmental authority or any third party is required in connection with the execution or delivery of this Master Lease, any Schedule or related documents, and that this Master Lease, each Schedule and related documents are valid and binding agreements, enforceable in accordance with their terms; and (f) there are no actions, suits or proceedings pending, or to the knowledge of the Lessee threatened, before any court, administrative agency, arbitrator or governmental body which will, if determined adversely to the Lessee, materially adversely affect its ability to perform its obligations under this Master Lease or any related agreement to which it is a party. If Lessee is other than a natural person, it further represents that (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Master Lease and the performance of the obligations it imposes are within its powers and have been duly authorized by all necessary action of its governing body and do not contravene the terms of its articles of incorporation or organization, it bylaws, or any partnership, operating or other agreement governing its affairs.

     19. INDEMNITY BY LESSEE. Lessee agrees to indemnify and hold lessor or any assignee harmless from any and all claims, actions, proceedings, expenses, damages and liabilities, including attorney's fees, arising out of or in any manner pertaining to the Equipment or this Master Lease including, without limitation the ownership, selection, possession, purchase, delivery, installation, leasing, operation, use control, maintenance and return of the Equipment and the recovery of claims under insumnce policies.

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     Lessee acknowledges that the Equipment to be leased by Lessor to Lessee pursuant to this Agreement is owned by Lessor ("Owner"). It is the intent of Owner/Lessor and Lessee that this Lease constitute a true lease for Federal income tax purposes so that, for the purpose of determining its liability for Federal income taxes, Owner shall be entitled to the tax benefits as are lowed under the Internal Revenue Code of 1986, as amended, shall ("Code") to an owner of personal property.

     In addition, notwithstanding any other provision of this Master Lease, if as to any Equipment the modified accelerated cost recovery system or depreciation deductions allowed under the Internal Revenue Code of 1986, as amended, shall be lost, disallowed, eliminated, reduced, recaptured or otherwise unavailable to Lessor for any reason, then Lessee shall pay to Lessor an additional rent within 30 days after such a loss an amount which shall be equal to the sum of (i) the additional federal, state, local and foreign income or any other taxes payable as a result of such loss, disallowance, elimination, reduction, recapture or unavailability of accelerated cost recovery or depreciation deductions plus (ii) the amount of any interest, penalties or additions to tax payable by the Lessor as a result of such additional tax.

     The indemnities given and liabilities assumed by the Lessee pursuant to this Section 19 shall continue in full force and effect notwithstanding the expiration or other termination of this Master Lease.

     20. NOTICES. Notice from one party to another relating to this Master Lease shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth under its name below by any of the following means: (a) band delivery, (b) registered or certified mail postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) overnight courier service or (e) telecopy, telex or other facsimile transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this section shall be deemed delivered upon receipt if delivered by hand or wire transmission, 3 business days after mailing if mailed by first class, registered or certified mail or one business day after mailing or deposit with an overnight courier service.

     21. LABELS AFFIXED TO EQUIPMENT. Lessor shall have the right, but not the obligation, to affix or attach ownership identification labels to the Equipment. Lessee agrees to not remove any such labels.

     22. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses, including reasonable attorney's fees and the fees of any collection agencies, incurred by Lessor in enforcing any of the terms, conditions, or provisions hereof or in protecting Lessor's rights herein. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Lessor in any bankruptcy, reorganization, insolvency or other similar proceeding.

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     23. PERFORMANCE BY LESSOR. If the Lessee fails to duly and promptly perform any of its obligations under this Master Lease, Lessor may, at its option, perform such act or make such payment which the Lessor deems necessary.
     All sums so paid or incurred by Lessor including attorney's fees shall be immediately due and payable by Lessee, without demand, and shall bear interest at the lesser of one and one-half percent (1-1/2%) per month or the highest rate permissible by law. The performance of any act or payment by Lessor shall not constitute a waiver or release of any obligation or default on the part of Lessee.

     24. ENTIRE AGREEMENT. This Master Lease and subsequent Schedules constitute the entire agreement of the parties in connection with the Equipment. Neither party relies on any other statements, understandings, representations or assurances, the same, if any having been merged into this agreement. This agreement cannot be modified except by a writing signed by each party. This agreement inures to the benefit of the heirs, administrators, successors and assigns of the parties.

     25. WAIVER. No delay on the part of Lessor in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lessor of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lessor of any default shall be effective unless in writing and signed by Lessor, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

     26. FINANCIAL REPORTS. Upon request by Lessor, Lessee will promptly furnish to Lessor for the most recent quarterly period, a balance sheet and a statement of profit, loss and surplus from the beginning of that fiscal year to the end of that period certified as correct by an authorized agent of the Lessee and such other financial information, books and records the Lessor may deem necessary.

     27. WAIVER OF JULY TRIAL. Lessor and Lessee, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Master Lease or any related instrument or agreement, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither Lessor nor Lessee shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Lessor or Lessee except by a written instrument executed by both of them.

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    THIS MASTER LEASE                             THE LESSEE
    AGREEMENT SHALL                               AGREES TO ALL OF THE
    NOT BE BINDING ON LESSOR                      TERMS AND CONDITIONS
    UNTIL IT HAS BEEN ACCEPTED                    ABOVE WHICH ARE PART
    AND EXECUTED BY LESSOR                        OF THIS MASTER LEASE
                                                  AGREEMENT

Acceptcd by:

By  /s/ WILLIAM E. FRITZ                          By  /s/ CHARLES W. FRITZ
    --------------------                              --------------------
Title                                             Title  PRESIDENT
      ------------------                                ------------------
Date   11-6-96                                    Date   11-6-96
      ------------------                                ------------------

Address For Notices:                              Address For Notices:

William E. Fritz                                  NeoMedia Technologies, Inc.
411 Le Provence Circle                            280 W. Shuman Blvd., Suite 100
Naperville IL 60540                               Naperville, IL 60563

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          SCHEDULE A
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          Date:                      November 6, 1996

          Exhibition Booth Cost:     $85,434.50

          Months:                    36

          Monthly Payment:           $2,858.09

          Florida Sales Tax:         $171.49

          Total Monthly Payment:     $3,029.58


          First Payment Due December 1, 1996


          Lessee may purchase form the Lessor the Exhibition Booth at any time at fair market value.